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                                                                      EXHIBIT 23







We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-72519) of Developers Diversified Realty Corporation, an Ohio corporation ("DDR"), of our report dated March 18, 2003, with respect to the consolidated financial statements of JDN Realty Corporation included in the Current Report on Form 8-K of DDR, as filed with the Securities and Exchange Commission on March 19, 2003 and to the reference to our firm under the caption "Experts" in the Prospectus Supplement to Registration Statement No. 333-72519, as filed with the Securities and Exchange Commission on June 26, 2003.





                              /s/ Ernst & Young LLP


Atlanta, Georgia
June 26, 2003